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Exhibit 21.1
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                           Subsidiaries of Registrant


     JURISDICTION IN WHICH ENTITY FORMED       NAME
     -----------------------------------       ----

     Feldkirchen, Germany                      Micrion GmbH

     Tokyo, Japan                              Micrion Japan Corporation KK

     Bristol, United Kingdom                   Micrion Corporation, Limited

     St. Thomas, USVI                          Micrion Foreign Sales Corporation